Exhibit 10.56

CONSULTING AGREEMENT

This consulting agreement (the “Agreement”) made this 1st day of July 2007 is entered into by Reliant Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 110 Allen Road, Liberty Corner, New Jersey 07938 (hereinafter referred to as the “Company”) and Lionel Carnot (the “Consultant”), with his principal office at 750 Battery Street, Suite 400, San Francisco, CA  94111.

INTRODUCTION

The Company desires to retain the services of the Consultant as an independent contractor and the Consultant desires to perform certain services for the Company.  In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.             SERVICES

Upon the request of the Company, the Consultant agrees to perform during the Consultation Period (as defined below) such consulting, advisory and related services to and for the Company related to financial planning and modeling with respect to the Company’s product portfolio.  Consultant shall report to the Chief Financial Officer or such other officers or employees of the Company as designated by the Chief Financial Officer.  In the event that the Company desires to engage the Consultant for broader or more extensive services than as set forth in this Paragraph 1, the Consultant and the Company will enter into a mutually satisfactory arrangement relating to the additional services and the compensation thereof.

2.             TERM

This Agreement shall commence on the date hereof, and shall continue until June 30, 2008 (the “Consultation Period”) unless earlier terminated in accordance with the provisions contained herein.  Company shall have the right to terminate this Agreement at any time and for any reason upon thirty (30) days prior written notice to Consultant.  In the event of such termination, the Consultant shall be entitled to reimbursement of expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.2.  Notwithstanding the foregoing, the parties may terminate the Consultation Period, effective immediately upon receipt of written notice, if either party breaches or threatens to breach any provision of Sections 5 or 6 of this Agreement.

3.                                      COMPENSATION

                3.1          Consulting Fees

The Company shall pay to the Consultant fees of  One Thousand Dollars ($1,000.00) per day.  For purposes of this Agreement, a day shall consist of no less than 8 hours.  Consultant shall submit invoices to the Company on the 1st of each month for all services performed during the previous month and the Company shall remit payment to Consultant within thirty (30) business days after receipt of said invoices. All invoices shall be sent to: Chief Financial Officer, Reliant Pharmaceuticals, Inc., 110 Allen Road, Liberty Corner, NJ 07938.  The invoice shall include all relevant information in support of the invoice including services provided, time frame in which the services were provided, due date, and address to which payment should be sent.

                3.2          Reimbursement of Expenses

The Company shall reimburse the Consultant for all reasonable and approved expenses, including but not limited to, consultation-related travel and lodging expenses, telephone calls, photocopying and meals, incurred or paid by the Consultant in connection with, or related to, the performance of services under this Agreement.    All expenses must be approved in advance by the Chief Financial Officer or his designee.  The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month.  The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof with all expenses to be reimbursed hereunder to be due as of the end of the Consultation Period.

                3.3          Benefits

The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, 401 k, medical insurance or pension payments, made available to the employees of the Company.  Consultant further acknowledges that he is not eligible to participate in any such benefit plans even if it is later determined that his status was that of an employee during the period of this engagement.  Consultant expressly waives any claim for benefits coverage attributable to the Services provided under this Agreement.

4.             COOPERATION

The Consultant shall use his best efforts in the performance of his obligations under this Agreement and shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices.  The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder.  The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

5.             PROPRIETARY INFORMATION

                5.1          Proprietary Information

                (a)           The Consultant agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “the Company’s Proprietary Information”) which is disclosed to Consultant is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, the Company’s Proprietary Information may include inventions, products, developments, plans, research data, clinical data, financial data, personnel data and computer programs.  The Consultant will not disclose any of the Company’s Proprietary Information to any person or entity other than employees of the Company or employees of Consultant or use the same for any purposes (other than in the performance of his duties as a consultant of the Company) without written approval by an officer of the Company, either during or for a period of five (5) years after the term of this Agreement unless and until such of the Company’s Proprietary Information has become public knowledge without fault by the Consultant.

                (b)           The Consultant agrees that all files letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing the Company’s Proprietary Information relating to the services performed hereunder, whether created by the Consultant or others during the Consultation Period, shall be and are the exclusive property of the Company.  All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company upon the earlier of (i) a request by the Company; or (ii) termination of this Agreement.  After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property, except one copy for archival purposes.

                (c)           The parties agree that Consultant’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and its obligation to return materials and tangible property, set forth in paragraph (b) also extends to such types of information, materials and tangible property of customers or suppliers of the Company, or other third parties who may have disclosed or entrusted the same to the Company.

                (d)           The parties’ obligations under this Section 5.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the parties of the terms of this Section 5.1; (ii) is generally disclosed to third parties by the Company or the Consultant without restriction on such third parties; (iii) was known to Consultant as of the date of this Agreement as evidenced by documents in possession of Consultant; or (iv) is approved for release by written authorization of the Company.

                (e)           The Consultant represents that the retention as a consultant with the Company and performance under this Agreement does not, and shall not breach any agreement that obligates the Consultant to keep in confidence any trade secrets or confidential or proprietary information of her or of any other party or to refrain from competing, directly or indirectly, with the business of any other party.  The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

                5.2          Remedies

The parties acknowledge that any breach of the provisions of this Section 5 may result in serious and irreparable injury to the non-breaching party for which the parties may not be adequately compensated by monetary damages alone.  The parties agree, therefore, that, in addition to any other remedy they may have, the Company shall be entitled to enforce the specific performance of this Section 5 against Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law).

6.        CONTRIBUTIONS AND INVENTIONS

The Consultant shall: (i) promptly disclose all Inventions (as defined below), in full detail, to Persons authorized by the Company; and (ii) not disclose any Invention to anyone other than Persons authorized by the Company, without the Company’s express prior written instruction to do so.  The Consultant shall have no interest in any Invention.  The Consultant agrees and acknowledges that, to the extent allowed under applicable law, all Inventions shall be considered to be “works made for hire” as that phrase is defined in the U.S. Copyright Act of 1976, as amended.  All Inventions, including any patent rights, will belong solely to the Company from conception.  To the extent that title to any Invention or any materials comprising or including any Invention does not, by operation of law, vest in the Company, the Consultant hereby irrevocably assigns to the Company all of his or her right, title and interest in and to that Invention.  At any time, during or after the Term, that the Company requests, the Consultant shall sign whatever written documents of assignment are necessary to formally evidence the Consultant’s irrevocable assignment to the Company of any Invention.  At all times during or after the Term, the Consultant shall assist the Company in obtaining, maintaining and renewing patent, copyright, trademark and other appropriate protection for any Invention, in the United States and in any other country, at the Company’s expense.  The term “Inventions” means all contributions and inventions of any kind that are conceived by the Consultant, alone or with others, while engaged by the Company, that relate to the Company’s business or potential business, result from tasks assigned to the Consultant by the Company or that are conceived or made with the use of the Company’s resources, facilities or materials; and include, but are not limited to, all discoveries, creations, developments, improvements, design rights, semiconductor mask works, know-how, works of authorship and ideas, whether or not they are patentable or registrable under federal or state copyright laws or similar statutes or protectable under common-law principles, and regardless of their form or state of development.  Nothing provided in this Agreement shall be construed to grant to the Consultant any rights to any technology or any license under any patent, copyright, or trademark now or hereinafter in existence except to perform the Consulting Services as contemplated by this Agreement.

7.             [RESERVED]

8.             INDEPENDENT CONTRACTOR STATUS

The Consultant shall perform all services under this Agreement as an “independent contractor” of and not as an employee or agent of the Company.  Nothing in this Agreement shall be construed to create an employment relationship between the parties.  The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.  Consultant shall be solely responsible for and shall file, on a timely basis, tax returns and payments required to be filed with or made to any taxing authority with respect to his performance of services hereunder and hold Company harmless with respect thereto.  No tax of any kind shall be withheld or paid by Company on behalf of Consultant and Consultant shall not be treated as an employee with respect to the services performed hereunder for federal, state and local tax purposes.

9.             NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

10.          PRONOUNS

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

11.          CONFLICTS OF INTEREST

Consultant hereby warrants that there is no conflict of interest between Consultant’s current employment or business activities, if any, and the activities to be performed hereunder.  Consultant hereby represents and warrants that he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would restrict or prohibit Consultant from undertaking or performing any of the obligations under this Agreement.  The representations and warranties of this Article 10 shall remain in effect throughout the term of this Agreement.  Consultant shall advise Company immediately if a conflict or potential conflict of interest arises in the future.

12.          [RESERVED]

13.          ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

14.          SEVERABILITY

In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable.  It is the intention of the Parties to this Agreement that the covenants and restrictions in this Agreement be given the broadest interpretation permitted by law.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.  The covenants and restrictions contained in this Agreement shall be deemed a series of separate covenants and restrictions one for each of the fifty states of the United States of America.  If, in any judicial proceedings, a court of competent jurisdiction should refuse to enforce all of the separate covenants and restrictions in this Agreement, then such unenforceable covenants and restrictions shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

15.          WAIVER OF JURY TRIAL

The Parties hereto agree to waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to the Services and fees hereunder.

16.          SURVIVAL

Paragraphs 5, 6 and 11 of this Agreement shall survive the termination or expiration of this Agreement.

17.          AMENDMENT

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

18.          SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the

Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant shall not be assigned.

19.          CONSULTANT’S REPRESENTATION

The Consultant represents and warrants that he: (i) has read this Agreement; (ii) understands all the terms and conditions hereof; (iii) has entered into this Agreement of his own free will and volition; (iv) has been advised by the Company to seek and has, to the extent the Consultant has deemed necessary, received the advice of counsel of the Consultant’s own selection; (v) has the legal ability to perform the Services in the United States; (vi) has the requisite skill, training and experience to perform the Services; and (vii) agrees that the terms of this Agreement are fair, reasonable and are being agreed to voluntarily in exchange for the Consultant’s engagement by the Company to perform the Services.  Consultant further represents and warrants that Consultant has not been debarred pursuant to the Federal Food, Drug and Cosmetic Act (“FDCA”) or excluded from participating in a federal health care program, including without limitation the Medicare or Medicaid programs.  Moreover, if Consultant is subsequently debarred under the FDCA or excluded from a federal health care program, Consultant agrees immediately to notify the Company of such action.

20.          GOVERNING LAW

This Agreement, including all matters arising directly or indirectly herefrom, shall be governed by and construed and interpreted in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule thereof.

21.          MISCELLANEOUS

                21.1        No Waiver

No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                21.2        Captions

The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

RELIANT PHARMACEUTICALS, INC.

By:
Name:
Title:

Lionel Carnot